Exhibit 10.1

AMENDMENT NO. 1
HCP, INC.
AMENDED AND RESTATED
2014 PERFORMANCE INCENTIVE PLAN

Dated as of February 8, 2018

WHEREAS, HCP, Inc., a Maryland corporation (the “Corporation”) maintains the HCP, Inc. 2014 Performance Incentive Plan (the “Plan”) to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons; and

WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors of the Corporation desires to amend the Plan in accordance with the terms of this Amendment No. 1 (this “Amendment”).

NOW THEREFORE, the Plan is henceforth amended as follows:

1.	Section 5 of the Plan is hereby amended to add a Section 5.9 to read in its entirety as follows:

5.9    Minimum Vesting Conditions.

5.9.1	Any award granted hereunder shall provide for a time-based or performance-based vesting schedule, as applicable, of at least one (1) year following the date of grant.

5.9.2
Notwithstanding anything set forth in Section 5.9.1 to the contrary, awards representing a maximum of five percent (5%) of the Share Limit may be granted hereunder without any minimum vesting condition.

2.	The first sentence of Section 5.2 of the Plan is hereby deleted in its entirety and replaced with the following:

“Any award granted under the Plan that is intended to satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code is referred to as a "Performance-Based Award" and any options and SARs that are intended to qualify as Performance-Based Awards are referred to as "Qualifying Options" and "Qualifying SARs," respectively.”

3.	Section 8.8.3(b) of the Plan is hereby deleted in its entirety.

4.	Except as amended by this Amendment, the Plan shall remain in full force and effect in accordance with its terms.

5.	This Amendment shall be governed by, and construed in accordance with the laws of the State of Maryland.

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